EXHIBIT 21.1


                          INTERPLAY ENTERTAINMENT CORP.
                           SUBSIDIARIES OF THE COMPANY


          ENTITY NAME               STATE OR OTHER JURISDICTION OF INCORPORATION
          -----------               --------------------------------------------

     GamesOnline.com, Inc.                           Delaware
      Interplay OEM, Inc.                           California
      Interplay Co. Ltd.                              Japan
 Interplay Productions Limited                         U.K.
 Interplay Productions Pty Ltd.                     Australia